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                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                           HEALTHWORLD CORPORATION

                   (Pursuant to Section 245 of the General
                         Corporation Law of Delaware)

         HEALTHWORLD CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         1. That the Certificate of Incorporation of the Corporation was filed under the name Healthworld Corporation by the Secretary of State of Delaware on the 12th day of September, 1996.

         2. That as of the date hereof the Corporation has not received any payment for any of its capital stock.

         3. That the Board of Directors of the Corporation adopted resolutions, pursuant to Sections 241 and 245 of the General Corporation Law of the State of Delaware, authorizing the amendment and restatement of the Certificate of Incorporation of the Corporation as follows:

         FIRST: Name. The name of the Corporation is:

                 Healthworld Corporation

         SECOND: Registered Office. The registered office of the Corporation is to be located in the City of Wilmington, County of New Castle, in the State of Delaware. The name of its registered agent is the Corporation Trust Company, whose address is Corporation Trust Center, 1209 Orange Street, Wilmington,

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Delaware.

         THIRD: Purposes. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

         FOURTH: Capital Stock.

                  (a) Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 21,000,000 shares of capital stock, consisting of (i) 1,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock") and
         (ii) 20,000,000 shares of Common Stock, $.01 par value per share ("Common Stock").

                  (b) Provisions Relating to Preferred Stock. Shares of

         Preferred Stock may be issued from time to time in one or more series, and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate one or more series of Preferred Stock, to fix the number of shares constituting each series, and to fix the designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each series and the variations and the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

                           (i) The designation of such series, which may be by
                  distinguishing number or letter;

                           (ii) The number of shares initially constituting such
                  series;

                           (iii) The increase, and the decrease to a number not
                  less than the number of the then outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

                           (iv) The rate or rates, and the conditions upon and
                  the times at which dividends on the shares of such series shall be paid, the preference or relation which such dividends shall

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                  bear to the dividends payable on any other class or classes or on any other series of stock of the Corporation, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

                           (v) Whether or not the shares of such series shall be
                  redeemable and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

                           (vi) The rights to which the holders of the shares of
                  such series shall be entitled upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event;

                           (vii) Whether or not the shares of such series shall
                  have voting rights, in addition to the voting rights provided by law and, if such shares shall have such voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share;

                           (viii) Whether or not a sinking or a purchase fund
                  shall be provided for the redemption or purchase of the shares of such series and, if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof;

                           (ix) Whether or not the shares of such series shall
                  be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock or any other security of the Corporation or any other entity and, if provision be made for conversion or exchange, the terms and conditions of conversion or exchange, including, but not

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                  limited to, any provision for the adjustment of the conversion or exchange rate or price; and

                           (x) Any other relative rights, preferences and
                  limitations.

                  (c) Provisions Relating to Common Stock.

                           (i) Subject to any preferential dividend rights
                  applicable to shares of Preferred Stock, as determined by the Board of Directors of the Corporation pursuant to the provisions of Section (b) of this Article FOURTH, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation.

                           (ii) Subject to any preferential liquidation rights
                  applicable to shares of Preferred Stock, as determined by the Board of Directors of the Corporation pursuant to the provisions of Section (b) of this Article FOURTH, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the Corporation, the holders of shares of Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.

                           (iii) The holders of shares of Common Stock shall be
                  entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of Common Stock entitled to vote at any such meeting.

         FIFTH: Directors and By-Laws. In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, By-laws of the Corporation may be adopted, amended or repealed by the Board of Directors of the Corporation, provided that any By-laws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

         SIXTH: Board of Directors. Subject to any rights of shares of Preferred Stock, as determined by the Board of Directors of the Corporation pursuant to the provisions of Section (b) of Article FOURTH, to elect additional directors

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under specified circumstances, the number of directors of the Corporation shall be fixed by the By-laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-laws.

         SEVENTH: Indemnification. Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable statutory or decisional laws as currently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person or adopt provisions or policies pursuant to the By-laws of the Corporation or otherwise which provide for indemnification greater or different than that provided in this Article SEVENTH. Any amendment or repeal of this Article SEVENTH shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

         EIGHTH: Limited Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

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         4. That the amendment and restatement of the Certificate of
Incorporation was duly authorized and adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said HEALTHWORLD CORPORATION has caused this Certificate to be signed by Steven Girgenti, its Chairman of the Board and Chief Executive Officer, this 11 day of August, 1997.

                                               HEALTHWORLD CORPORATION

                                               By:/s/ Steven Girgenti
                                                  ---------------------------
                                                  Steven Girgenti, Chairman
                                                  of the Board and Chief
                                                  Executive Officer

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